Exhibit 99.1

Stepan Company Announces CEO Succession Plan

Northbrook, Illinois, February 17, 2022 – Stepan Company (NYSE: SCL) today announced that F. Quinn Stepan, Jr. will retire as Chief Executive Officer of the Company on April 25, 2022.  Mr. Stepan will continue to serve as non-executive Chairman of the Board assuring an effective transition.  Scott Behrens, currently President and Chief Operating Officer, will succeed him as President and CEO.  The Company expects that Mr. Behrens will be nominated for election to the Board of Directors at the 2022 Annual Meeting.

“I am extremely pleased that Scott will be the next CEO of Stepan Company,” said Mr. Stepan.  “Over the nearly 30 years that I have worked with Scott, he has acquired extensive Company and industry knowledge and experience.  Under his leadership the business has diversified its market presence, delivered innovative sustainable technologies, and completed multiple acquisitions which have contributed to record results.  No one is better suited to lead us into the future.  We are well positioned to execute on our strategy and now is the right time for a transition that the Board and I have planned.”

Stepan added, “It has been an honor and privilege to serve as the third founding family CEO of Stepan Company.  I am proud not only of the opportunities and value that we have created for employees, customers and shareholders, but how we have delivered those results.  I am grateful to the Stepan employees around the world, whose unwavering commitment to our mission has allowed us to grow and will ensure our future success.”

During Mr. Stepan’s tenure as CEO, which began on January 1, 2006, the Company has seen significant growth.  Sales increased over 50 percent and net income increased from $13 million in 2005 to a record $138 million in 2021. Likewise, shareholder value has grown exponentially from a year-end market capitalization of $142 million in 2005 to $2.8 billion in 2021 and from a Company common stock price of $13.44 per share on December 30, 2005, to a recent 52 week high of $139.30 per share.

Mr. Behrens, who was named President and Chief Operating Officer in 2021, brings global industry and leadership experience.  Scott has been a member of the Company’s Operating Committee since 2014, when he was appointed VP and General Manager – Surfactants, the Company’s largest business segment, which accounts for approximately 65% of the annual revenue of the Company. Prior to that he served in various roles in R&D, sales and marketing within the Company. Scott also served on the Board of Directors of the American Cleaning Institute (ACI) from 2017 through 2020 where he last served as ACI’s Vice Chairman.

“I am honored and excited by the opportunity to serve as CEO of Stepan Company,” said Mr. Behrens.  “Stepan has a strong record of delivering quality products to our customers and returns for our shareholders.  We intend to continue that record of performance with innovative and sustainable technologies and services. The resiliency of our team to safely and reliably partner with customers despite the recent pandemic and supply chain challenges is testament to what we can accomplish together.  I look forward to working with our team to execute our growth plan and deliver opportunities for our customers and shareholders.”

Mr. Behrens added, “Quinn has been an exemplary leader and mentor and has taken the Company to a different operating and financial performance level.  His passion leaves an indelible legacy on Stepan Company and the chemical industry.  I am delighted that Quinn will remain Chairman of the Board and look forward to working with him in that capacity.”

Lead Independent Director Ed Wehmer said, “The Board views succession planning as one of our most important roles and today’s announcement culminates a thoughtful and well-crafted succession planning process.  Scott is a visionary leader who has proven himself throughout his career.  He is the right leader to carry Stepan forward into its next period of growth.”

Mr. Wehmer concluded, “Over the span of his 36 year career with Stepan, Quinn has been the key driver and architect of the Company’s growth.  He has created a strong executive team that is well prepared to lead the Company to continued success.  Quinn has been a tireless champion of our people and Values. The Board looks forward to the continuing benefit of his sound judgement, deep industry knowledge and passion for the Company as Chairman of the Board.”

The Company also announced that Mike Boyce, Chair of the Company’s Nominating and Corporate Governance Committee, has notified the Board of Directors that he will not seek re-election at the end of his term and will retire from the Board of Directors at the 2022 Annual Meeting of Stockholders. The Board of Directors wishes to thank Mike for the valuable leadership and guidance he has provided in his 12 years of service as a director.

Additional Information and Where to Find It

The foregoing is not a proxy statement or a solicitation of proxies from the holders of common stock of the Company.  A solicitation of proxies in connection with the 2022 Annual Meeting of Stockholders will be made only by the Company’s definitive proxy statement that will be mailed to all shareholders of record on the record date of March 4, 2022.  The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”).  Stockholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information.  Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or through the Company’s own website at www.stepan.com.  This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2022 Annual Meeting of Stockholders.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the proxy statement to be filed with the SEC.  In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on March 25, 2021.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection products and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com.

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com.

Contact: Luis E. Rojo 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,”

“continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to the impact of the COVID-19 pandemic; accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.